Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, does hereby nominate, constitute and appoint F. William Conner, David J. Wagner and Jay Kendry as his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable Entrust, Inc. (the “Corporation”) to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under said Act, pursuant to an Amended and Restated Registration Rights Agreement, dated as of July 30, 1998, by and among the Corporation and certain stockholders, of the Corporation’s common stock, par value $0.01 per share, including specifically, but without limitation thereof, full power and authority to sign his or her name as a director and/or officer of the Corporation to the Registration Statement on Form S-3, or such other form for the registration of securities as the Commission may require covering such shares and to any amendment or amendments (including, without limitation, post-effective amendments) or supplements to said registration statement or statements and to the prospectus or prospectuses relating thereto, and to certify on his or her behalf that, to the best of his or her knowledge and belief, the Corporation meets all of the requirements for filing the Registration Statement on Form S-3, hereby ratifying and confirming all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof; and to do any and all such acts and things and to execute any and all other instruments, documents or agreements which said attorneys-in-fact and agents may deem necessary or advisable to enable the Corporation to accomplish and complete the transactions contemplated in the Registration Statement on Form S-3. The authority granted hereunder to the attorneys-in-fact and agents may be exercised by such attorneys-in-fact individually or collectively.

Signature	Title	Date

/s/ F. William Conner F. William Conner	President, Chief Executive Officer and Chairman of the Board	July 25, 2003

/s/ David J. Wagner David J. Wagner	Senior Vice President, Finance and Chief Financial Officer	July 28, 2003

/s/ Hans Downer Hans Downer	Senior Vice President, Global Professional Services & Canadian Sales	July 25, 2003

/s/ Kevin Sullivan Kevin Sullivan	Senior Vice President, North American Sales	July 25, 2003

/s/ Edward J. Pillman Edward J. Pillman	Senior Vice President, Global Portfolio & Services	July 24, 2003

/s/ Wesley Clark General Wesley Clark	Director	July 25, 2003

Signature	Title	Date

/s/ Butler C. Derrick Jr. Butler C. Derrick, Jr.	Director	July 24, 2003

/s/ Terrell B. Jones Terrell B. Jones	Director	July 21, 2003

/s/ Michael P. Ressner Michael P. Ressner	Director	July 24, 2003

/s/ Douglas Schloss Douglas Schloss	Director	July 24, 2003

/s/ Liener Temerlin Liener Temerlin	Director	July 24, 2003

/s/ Edward O. Vetter Edward O. Vetter	Director	July 25, 2003